                                                                     EXHIBIT 8.1
                                  SUBSIDIARIES

                              --------------------
                              SAND TECHNOLOGY INC.
                                     CANADA
                              --------------------
                                        |
                                        |
                                        |
                   ------------------------------------------
             100%  |              100%  |             100%  |
                   |                    |                   |
                   |                    |                   |
             ---------------   -------------------   ---------------
             SAND TECHNOLOGY                         SAND TECHNOLOGY
               CORPORATION     STSI LICENSING, LLC.  IRELAND LIMITED
                 DELAWARE          NEW JERSEY            IRELAND
             ---------------   -------------------   ---------------
                                                            |
                                                            |
                                                            |
                                                 ---------------------
                                                 |                    |
                                           100%  |                    |  100%
                                                 |                    |
                                         ---------------   -----------------------
                                         SAND TECHNOLOGY            SAND
                                           DEUTSCHLAND           TECHNOLOGY
                                              GmbH                 LIMITED
                                             Germany              (England)
                                         ---------------   -----------------------